                                                                    EXHIBIT 11.1

                            APPLIEDTHEORY CORPORATION

                CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                          THREE MONTHS ENDED
                                                          SEPTEMBER 30, 1999
                                                          ------------------
Weighted average shares outstanding:
Common stock:
     Shares outstanding at beginning of period                  21,147,902
     Weighted average shares issued during three months
     ended September 30, 1999 (45,674 shares)                       32,250
                                                              ------------
                                                                21,180,152
                                                              ============

Net loss                                                      $ (3,605,000)
                                                              ============

Loss per share attributable to common stockholders            $      (0.17)
                                                              ============


--------------------------------------------------------------------------------
(1)For a discussion of loss per share, see Note B of the Notes to the Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended September 30, 1999.


                                       40